Exhibit 10.3
COVAD COMMUNICATIONS GROUP, INC.
EXECUTIVE SEVERANCE PLAN
AND
SUMMARY PLAN DESCRIPTION
Effective Date: January 1, 2008 until December 31, 2009
Version Date: January 2008

COVAD COMMUNICATIONS GROUP, INC.
EXECUTIVE SEVERANCE PLAN
AND
SUMMARY PLAN DESCRIPTION
Section 1. Introduction. The Covad Communications Group, Inc. (“Parent”) Executive Severance Plan (the “Plan”) is primarily designed to provide those eligible executive employees of Parent and any of its subsidiaries or affiliated entities, including but not limited to Covad Communications Company (collectively, the “Company”) whose employment is involuntarily terminated with financial assistance while they are seeking new employment opportunities. The Plan is effective for eligible executive employees of the Company who are notified on any date starting on January 1, 2008 and ending on December 31, 2009 that their employment will be terminated. Only eligible executive employees of the Company shall be entitled to severance benefits under the Plan.
Section 2. Plan Document and Summary Plan Description. This Plan is designed to be an “employee welfare benefit plan,” as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). This Plan is governed by ERISA and, to the extent applicable, the laws of the State of California. This document constitutes both the official plan document and the required summary plan description under ERISA.
Section 3. Definitions.
     A. “Involuntary Termination” means any involuntary termination of your employment by the Company other than as a result of the following:
(1)	“Disability” which means any medically determinable physical or mental impairment that has lasted for a continuous period of not less than six months and can be expected to be permanent or of indefinite duration, and that renders you unable to perform the essential functions of your job with or without reasonable accommodation;

(2)	death; or

(3)	“Cause” which means any of the following:
a)	conviction of any felony which includes as an element of the crime a premeditated intent to commit the act;

b)	any serious misconduct in the course of employment or material violation of the Company’s Code of Conduct or Employee Guide; or

c)	habitual neglect of your duties (other than on account of Disability) which materially adversely affects your performance of your duties and continues for 30 days following your receipt of notice from the Chief Executive Officer or the Board of Directors which specifically identifies the nature of the habitual neglect and the duties that are materially adversely affected and states that, if not cured, such habitual neglect constitutes grounds for termination (“Notice of Habitual Neglect”);
except that Cause shall not mean:
(i)	bad judgment or negligence unless it materially adversely affects your performance of your duties and continues for 30 days following your receipt of a Notice of Habitual Neglect;

(ii)	any act or omission believed by you in good faith to have been in or not opposed to the interest of the Company (without intent to gain, directly or indirectly, a profit to which you were not legally entitled);

(iii)	any act or omission with respect to which a determination could properly have been made by the Board of Directors that you met the applicable standard of conduct for indemnification or reimbursement under Parent’s by-laws, any applicable indemnification agreement, or applicable law, in each case in effect at the time of such act or omission; or

(iv)	any act or omission with respect to which notice of termination is given more than 12 months after the earliest date on which any member of the Board of Directors of your employer, not a party to the act or omission, knew or should have known of such act or omission.
Section 4. Eligibility to Participate.
     A. General Rules. You will generally be eligible to participate and to receive benefits under the Plan if you meet all of the following requirements:
          1. you are a regular full-time employee of the Company in Salary Grades SMP, M4J, M5K, M6K or M7M; provided that employees who are classified by the Plan sponsor for payroll and tax withholding purposes as independent contractors or who are classified by the Plan sponsor as temporary agency employees and treated as payroll employees of the temporary agency, for such time as they are so classified, regardless of any determination by a court or agency that they are common law employees of the plan sponsor are not regular full-time employees for purposes of the Plan.
          2. you are notified in writing on any date starting on January 1, 2008 and ending on December 31, 2009 that you are subject to an Involuntary Termination and that you may participate in the Plan;
          3. you have returned to the Company all company documents created or received by you during your employment (electronic and paper) with the exception only of your personal copies of documents evidencing your hire, termination, compensation, benefits and stock options, and any other documents you have received as a shareholder of the Company;
          4. you have returned to the Company all items of property provided to you for your use during employment with the Company including, but not limited to, computers (laptops or otherwise), software, modems, routers, cell phones, all peripherals, building access/ID cards, keys and passes, and credit and calling cards issued to you;
          5. you execute the General Release of All Claims, a copy of which is attached as Exhibit A, within five (5) days after the effective date of the termination of your employment (“Termination Date”) if you are under age forty (40), or you execute the General Release of All Claims, a copy of which is attached as Exhibit B, within forty-five (45) days (or, if the offer of benefits hereunder is made to only one employee, twenty-one (21) days) after the Termination Date if you are age forty (40) or over and you do not rescind or revoke the General Release of All Claims (such General Releases of All Claims hereinafter referred to as the “General Release”); and
          6. none of the exceptions listed below applies to you.
     B. Exceptions. In addition to all of the other criteria that may be discussed elsewhere in this Plan that render you ineligible for severance benefits, you will not be eligible for severance benefits under this Plan if:
          1. any of the exceptions set forth in Section 3.A.(1) through (3), inclusive, applies to you;
          2. you voluntarily terminate employment, unless such voluntary termination occurs after you receive notice of Involuntary Termination which would otherwise qualify you for benefits and the Plan Administrator determines, in its sole discretion, that your earlier voluntary termination is in the best interests of the Company;
          3. you are a temporary or seasonal employee or work for the Company solely as a leased employee, independent contractor, consultant or agent or you are otherwise classified as such by the Company (whether or not such classification is upheld upon governmental or judicial review);
          4. any other separation, severance or salary continuation arrangement, program or plan applies to you and is in effect on your Termination Date; or
          5. you will have been classified as an employee in Salary Grade SMP, M4J, M5K, M6K or M7M for less than one (1) year as of the date that you are notified of the Involuntary Termination of your employment.

Section 5. Severance Benefits.
     A. Time of Payment and Form of Benefit. If you are eligible for severance benefits under the Plan, you will receive these benefits in the form of a single lump sum payment (unless the Plan Administrator determines, in its sole discretion, to pay such benefits in installments). All payments under the Plan are subject to applicable withholdings. Severance benefits will be paid as soon as administratively feasible after your termination of employment with the Company upon the occurrence of all of the following events:
          1. the Involuntary Termination of your employment;
          2. the Company’s receipt of your executed General Release; and
          3. the expiration of any rescission or revocation period applicable to your executed General Release.
     Notwithstanding any other provision of the Plan, all payments under the Plan will be completed by March 15 of the calendar year following the year in which the Involuntary Termination occurs, and will in no event be deferred to a later calendar year.
     B. Amount of Severance Pay. If you do not sign the General Release or if you sign the General Release and revoke or rescind it, you will not be eligible to receive any benefits under the Plan pursuant to Section 4.A.5. If you are eligible to receive benefits under the Plan, including but not limited to signing the General Release and, if applicable, not rescinding or revoking it, the amount of your severance benefit will generally be determined in accordance with the guidelines set forth below, measured as of the Termination Date:
          1. You will receive: (a) an amount equal to your annualized Salary if you are an employee in Salary Grade M7M; or (b) an amount equal to your semi-annualized Salary if you are an employee in Salary Grade SMP, M4J, M5K or M6K;
          2. If you are a commissioned sales employee, you will receive a payment in addition to the benefits to which you are entitled under Section 5.B.1. This payment will be equal to the average amount of commissions that you earned in one calendar day multiplied by: (a) three hundred and sixty-five (365) calendar days if you are a commissioned sales employee in Salary Grade M7M; or (b) one hundred and eighty (180) calendar days if you are a commissioned sales employee in Salary Grade SMP, M4J, M5K or M6K. The “average amount of commissions that you earned in one calendar day” will be determined by averaging the commissions that you actually earned in the final three calendar months of your employment with the Company pursuant to your applicable commission plan.
          3. “Salary” generally means your annual base salary determined as of the Termination Date and generally does not include, for example, bonuses, overtime compensation, incentive pay, shift premiums or differentials, compensation associated with employee stock options or stock purchase plans, reimbursements, or expense allowances. “Your annualized Salary” means the base salary you would have earned during the three hundred and sixty-five (365) calendar days immediately following the

Termination Date. “Your semi-annualized Salary” means the base salary you would have earned during the one hundred and eighty (180) calendar days immediately following the Termination Date
          4. Notwithstanding any other provision of this Plan to the contrary, if the Federal Worker Adjustment and Retraining Notification Act or any similar state law (“WARN Laws”) requiring a notice period prior to the termination of your employment applies to such termination and you are eligible to receive benefits under the Plan, you will be entitled to receive benefits pursuant to Section 5.B.1. and, if applicable, 5.B.2; provided, however, that those benefits will be reduced by an amount equal to the amount of compensation that the Company provided you during any notice period required by the applicable WARN Laws and that, if the amount of benefits payable after such reduction is equal to $0 or less, you will not be entitled to receive any benefits under this Plan.
     C. Other Severance Agreements. The Plan Administrator may, as it deems appropriate and in its sole discretion, authorize severance benefits in an amount different from the guideline amount. Under certain circumstances, the Plan Administrator may, in its sole discretion, waive or modify, with respect to one or more classes of employees, the eligibility requirements for severance benefits or modify the method of calculating their severance benefits.
     D. Vacation Pay. You will also receive a lump sum payment for all your accrued and unused vacation through the Termination Date in a separate paycheck.
     E. Reemployment. You will have no right of re-employment with the Company or any successor in interest of the Company (“Affiliated Entity”). However, in the event you are re-employed by the Company or an Affiliated Entity during the period following the Termination Date that is equal to the number of days for which you will receive Salary under Section 5.B.1, you will be required to repay to the Company or its Affililated Entity, as appropriate, an amount equal to the Salary that you received pursuant to Section 5.B.1 and, if applicable, Section 5.B.2.
Section 6. COBRA Continuation Coverage. Your existing coverage under the Company’s group health plan (and, if applicable, the existing group health coverage for your eligible dependents) will end on the last day of the month in which your employment terminates. You and your eligible dependents may then be eligible to elect temporary continuation coverage under the Company’s group health plan in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”). You and your eligible dependents will be provided with a COBRA election form and notice which describe your rights to continuation coverage under COBRA. If you are eligible for severance benefits under the Plan at the time of your termination of employment (including but not limited to signing the General Release and, if applicable, not rescinding or revoking it) and you timely elect COBRA continuation coverage, then the Company will pay for COBRA coverage for you and, if applicable, your eligible dependents (such payments shall not include COBRA coverage with respect to the Company’s Section 125 health care reimbursement plan) for twelve (12) months if you are an employee in Salary Grade M7M or for six (6) months if you are an employee in Salary Grade SMP, M4J, M5K or M6K; provided, however, that such coverage will not be provided to you or your dependents if you are entitled to COBRA coverage pursuant to any other agreements, arrangements, programs or plans. After such period of Company-paid COBRA coverage, you

(and, if applicable, your eligible dependents) may continue COBRA coverage at your own expense in accordance with COBRA. No provision of this Plan will affect the continuation coverage rules under COBRA. Therefore, the period during which you must elect to continue the Company’s group health plan coverage under COBRA, the length of time during which COBRA coverage will be made available to you, and all your other rights and obligations under COBRA will be applied in the same manner that such rules would apply in the absence of this Plan. Any such election is your responsibility, not the Company’s.
In addition, the Company shall provide, at no cost to you, continued eligibility for you and your eligible dependents in the Company’s Employee Assistance Program for twelve (12) months if you are an employee in Salary Grade M7M or for six (6) months if you are an employee in Salary Grade SMP, M4J, M5K or M6K; provided that you are eligible for severance benefits under the Plan (including but not limited to signing the General Release and, if applicable, not rescinding or revoking it).
Section 7. Other Employee Benefits. All non-health benefits (such as life insurance and disability coverage) terminate as of the Termination Date (except to the extent that any conversion privilege is available thereunder). This Plan does not affect any vested benefits you may have under stock option, stock purchase, or 401(k) plans of the Company; your rights, if any, under these plans, including any rights you may have to exercise vested option shares, continue as set forth in the documents governing such plans.
Section 8. Plan Administration. As the Plan Administrator, the Company has full discretionary authority to administer and interpret the Plan, including discretionary authority to determine eligibility for participation and for benefits under the Plan, the amount of benefits (if any) payable per participant, and to interpret ambiguous terms. The Plan Administrator may delegate any or all of its administrative duties to personnel of the Company. Any such delegation will carry with it the full discretionary authority of the Plan Administrator to carry out the delegated duties. The Company, as the Plan Administrator, will indemnify and hold harmless any person to whom it delegates its responsibilities; provided, however, such person does not act with gross negligence or willful misconduct. All determinations by the Plan Administrator or its delegate will be final and conclusive upon all persons.
Section 9. Benefits. All benefits will be paid from the general assets of the Company. The Company will not establish a trust to fund the benefits which may become due and payable under the Plan. The benefits provided under the Plan are not assignable and may be conditioned upon your compliance with any confidentiality agreement you have entered into with the Company or upon your compliance with any Company policy or program.
Section 10. Claims Procedure.
     A. Initial Benefit Claim Procedure.
Benefits under this Plan will be calculated and paid automatically to eligible participants. If, however, you believe that you were not paid the benefits due and owing to you, you may file a claim with the Administrator. The claim must be in writing and state the basis on which you claim additional benefits. No claim for Plan benefits shall be valid unless it is submitted in writing to the Administrator within sixty (60) days following the receipt or denial of the disputed benefit. Employees who are denied Plan benefits at the termination of their employment and who feel they are entitled to Plan benefits must file a claim for Plan benefits within sixty (60) days following their Termination Date.
If your claim for benefits under the Plan is denied in whole or in part, you will be notified by the Administrator in writing or electronically within ninety (90) days after the date the claim is delivered to the Administrator. Any electronic notification shall comply with Department of Labor regulations regarding such matters. If the Administrator determines that special circumstances require an extension of time for processing the claim, you will be given written notice of the extension prior to the expiration of the initial ninety (90) day period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to decide the claim. In no event shall such extension exceed a period of ninety (90) days from the end of the initial period.
The notification for denied benefits claims will be written in understandable language and will state: (i) the specific reasons for denial of the claim, (ii) specific references to Plan provisions on which the denial is based, (iii) a description (if appropriate) of any additional material or information necessary for you to perfect the claim, and (iv) an explanation of the Plan’s review procedure and the time limits applicable to such procedures and a statement of your rights to bring a civil action under Section 502(a) of ERISA if your claim for benefits is denied on appeal.
     B. Review of Denied Claims.
Within sixty (60) days after a claim has been denied, in whole or in part, if you wish to pursue your claim further, you (or your authorized representative) may request a review by submitting to the Administrator a written statement: (a) requesting a review of the denial of the claim; (b) setting forth all of the grounds upon which the request for review is based and any facts in support thereof; and (c) setting forth any issues or comments which you deem relevant to the claim. You may, in addition to written comments, submit documents, records, and other information relating to the claim for benefits. You will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits (other than legally privileged documents). A document, record or other information shall be considered “relevant” to the claim if the document, record or other information (i) was relied upon in making the benefit determination; (ii) was submitted, considered or generated in the course of making the benefit determination, without regard to whether it was relied upon in making the benefit determination; or (iii) if it demonstrates the Administrator’s compliance with administrative processes and safeguards.
The Administrator shall make a decision on review within sixty (60) days after the receipt of your request for review by the Plan, unless the Administrator determines that special circumstances (such as the need to hold a hearing) require an extension of time for processing the claim. If the Administrator determines that an extension of time for processing is required, written notice of the extension shall be furnished to you prior to the termination of the initial sixty (60) day period. In no event shall such extension exceed a period of sixty (60) days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to make its determination on review.
The Administrator will provide you with written or electronic notification of the Plan’s benefit determination on review. An adverse benefit determination shall set forth (i) the specific reason(s) for the adverse determination; (ii) reference to the specific Plan provisions on which the benefit determination is based; (iii) a statement that you are entitled to receive, upon request and free of charge, reasonable access to, and copies of all documents, records and other information relevant to your claim for benefits; and (iv) a statement of your rights to bring a civil action under Section 502(a) of ERISA.
No legal action for benefits under this Plan may be brought until this claims procedure has been exhausted, both initially and on appeal. No legal action may be commenced or maintained against the Plan or the Company more than one year after the claims procedure is fully exhausted.
Section 11. Plan Terms; Effect on Prior Plans. With the exception of any Change in Control Agreement that you may have with the Company, the Plan supersedes any and all prior separation, severance and salary continuation offers, arrangements, programs and plans which were previously offered to you by the Company or any employee of the Company.
Section 12. Plan Amendment or Termination. The Company reserves the right to terminate or amend the Plan at any time and in any manner. Any action amending or terminating the Plan shall be in writing and executed by the Chief Financial Officer, Senior Vice President or other senior executive in charge of Organizational Transformation or Human Resources. The provisions of the Plan are intended to serve as mere guidelines for the payment of severance benefits under certain prescribed circumstances and are not intended to provide any employee with a vested right to severance benefits. Accordingly, any termination or amendment of the Plan may be made effective immediately with respect to any benefits not yet paid, whether or not prior notice of such amendment or termination has been given to affected employees. This Plan terminates by its own terms when all benefits hereunder have been paid.
Section 13. Taxes. The Company will withhold taxes and all other applicable payroll deductions from any payment of severance benefits. Notwithstanding any other provision of this Plan, any payment hereunder that is subject to IRC Section 409A(a)(2)(B)(i) shall not be made before the date that is six months after the date of separation from service or, if earlier, the date of death. To the extent that this Plan or any plan, program or award of the Company is subject to Section 409A, the terms and conditions of this Plan and such other plan, program or award shall be construed and interpreted to the maximum extent reasonably possible, without altering the fundamental intent of the plan, program or award, to avoid the imputation of any tax, penalty or interest under Section 409A.
Section 14. No Right to Employment. No provision of the Plan is intended to provide you or any other employee with any right to continue employment with the Company or any Affiliated Entity or otherwise affect the right of the Company or any such Affiliated Entity, which right is hereby expressly reserved, to terminate the employment of any individual at any time for any reason, with or without cause.

Section 15. Statement of ERISA Rights. As a participant in the Plan, you are entitled to certain rights and protections under the ERISA. ERISA provides that all Plan participants shall be entitled to:
•	Examine, without charge, at the Plan Administrator’s office and at other specified locations such as worksites, all Plan documents, including all documents filed by the Plan with the U.S. Department of Labor, such as plan descriptions.

•	Obtain copies of all Plan documents and other Plan information upon written request to the Plan Administrator. The Plan Administrator may make a reasonable charge for the copies.
In addition to creating rights for certain employees of the Company under the Plan, ERISA imposes duties upon the people who are responsible for the operation of the employee welfare benefit plan. The people who operate the Plan (called “fiduciaries”) have a duty to do so prudently and in the interest of the Company’s employees who are covered by the Plan.
No one, including your employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a welfare benefit to which you are entitled under the Plan or from exercising your rights under ERISA.
If your claim for a welfare (severance) benefit is denied in whole or in part, you must receive a written explanation of the reason for the denial. You have the right to have the Plan review and reconsider your claim, all within certain time schedules. Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan and do not receive them within thirty (30) days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If you have a claim for a severance benefit which is denied or ignored, in whole or in part, you may file suit in a federal or a state court. If it should happen that the Plan fiduciaries misuse the Plan’s money (if any) or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful in your lawsuit, the court may order the party you have sued to pay your legal costs, including attorney fees. However, if you lose, the court may order you to pay these costs and fees, for example, if it finds that your claim or suit is frivolous.
If you have any questions about the Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, you should contact the nearest office of the Pension and Welfare Benefits Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the pension and Welfare Benefits Administration.

Section 16. Execution. Covad Communications Group, Inc. has caused its duly authorized officer to execute this Plan on this 7th day of September to be effective on January 1, 2008.

COVAD COMMUNICATIONS GROUP, INC.
By:	/s/ Charles Hoffman
Charles Hoffman
President and Chief Executive Officer

ADDITIONAL PLAN INFORMATION

Name of Plan:	Covad Communications Group, Inc. Executive Severance Plan

Company Sponsoring Plan:	Covad Communications Group, Inc.
110 Rio Robles
San Jose, California 95134

Employer Identification Number:	94-3255161

Plan Number:	550

Plan Year:	The calendar year.

Plan Administrator:	Covad Communications Group, Inc.
c/o Deborah Perry, Senior Vice President,
Organizational Transformation
110 Rio Robles
San Jose, California 95134
Phone: (408) 952-6400

Direct Inquiries to:	Lesley Ngai, HR Specialist
(408) 952-6400

Agent for Service of Legal Process:	Plan Administrator

Type of Plan:	Severance Plan/Employee Welfare Benefit Plan

Plan Costs:	The cost of the Plan is paid by Covad Communications
Group, Inc. and/or its subsidiaries

Exhibit A
GENERAL RELEASE OF ALL CLAIMS
     I, ___________________________________ [employee name], hereby make on behalf of myself, my heirs, executors, administrators, successors, and assigns, the following agreements and acknowledgements in consideration of the payments and benefits _____________________ [amount of benefit] to be received by me under the Covad Communications Group, Inc. Executive Severance Plan (the “Plan”):
I. Release and Waiver of All Claims
     A. I hereby agree that I fully and forever discharge, waive and release any and all claims and causes of action of any kind that I may have had or now have against Covad Communications Company, and any of its affiliates, predecessors, successors, parents, subsidiaries or assigns and any of their respective officers, directors, agents, employees, and representatives (collectively, the “Company” or “Covad”) arising out of or relating in any way to my employment with the Company and the termination thereof, including but not limited to: (1) claims of wrongful discharge, breach of contract, breach of the covenant of good faith and fair dealing, violation of public policy, defamation, personal injury, infliction of emotional distress, negligence, fraud, and retaliation; (2) claims under Title VII of the 1964 Civil Rights Act, as amended, the Equal Pay Act of 1963, 42 U.S.C. § 1981, the Americans with Disabilities Act, the Civil Rights Act of 1866, the Employee Retirement Income Security Act of 1974, as amended, Workers Adjustment and Retraining Notification Act and any other federal laws and regulations relating to employment; (3) any laws and regulations of California and its local governments relating to employment including but not limited to the California Fair Employment and Housing Act, the California Labor Code including Section 1197.5 thereof, and the California Family Rights Act; and (4) any analogous laws and regulations of any state other than California and the local governments of each such state; and excluding any claims I may have for unemployment and workers’ compensation insurance benefits.
     B. I hereby agree that I fully and forever waive any and all rights and benefits conferred upon me by the provisions of Section 1542 of the Civil Code of the State of California, which states as follows: “[a] general release does not extend to claims which the creditor [i.e., employee] does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor [i.e., the Company],” and by any analogous law of any state other than California.
     C. I understand that various lawsuits have been brought against the Company alleging fraud and/or other legal violations relating to transactions in the Company’s securities, and that some of those cases have been brought as purported class actions on behalf of various classes of persons who acquired such securities. I have made my own determination as to whether I wish to consult with the law firms purporting to represent such classes, and as to whether I am eligible to and wish to pursue claims against the Company in connection with such cases. I understand that by signing this Agreement I will be precluded from pursuing such claims, and will be waiving any rights I might otherwise have had as a result of such lawsuits.
          I agree and understand that if, hereafter, I discover facts different from or in addition to those which I now know or believe to be true, that the waivers of this General Release of All Claims (“General Release”) shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery thereof.
II. Confidential Information & Company Employees
          I hereby agree and understand that:
     A. I am required to return to the Company immediately upon my termination of employment all Company Information, including but not limited to notebooks, notes, manuals, memoranda, records, diagrams, blueprints, bulletins, formulas, reports, computer programs, or other data or memorializations of any kind, as well as any Company property or equipment, that I have in my possession or under my control. I further agree and understand that I am not entitled or authorized to keep any portions, summaries or copies of Company Information, and that I am under a continuing obligation to keep all Company Information confidential and not to disclose it to any third party in the future. I understand that the term “Company Information” includes, but is not limited to, the following:
•	Trade secret, information, matter or thing of a confidential, private or secret nature, connected with the actual or anticipated products, research, development or business of the Company or its customers, including information received from third parties under confidential conditions; and

•	Other technical, scientific, marketing, business, product development or financial information, the use or disclosure of which might reasonably be determined to be contrary to the interests of the Company.
     B. I am prohibited for a period of one (1) year after the termination of my employment, from soliciting for employment, whether as an employee, independent contractor, or agent, any Company employee; and for that same time period I am prohibited from encouraging or otherwise enticing any Company employee to terminate his or her employment with the Company.
     C. The promises and agreements of this Section II. are a material inducement to the Company to provide me with the payments and benefits under the Plan and that, for the breach thereof, the Company will be entitled to pursue its legal and equitable remedies against me, including, without limitation, the right to immediately cease payments made pursuant to the Plan and/or seek injunctive relief; provided, however, this General Release will remain in full force and effect.

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III. Entire Agreement
          I agree and understand that this General Release contains the entire agreement between the Company and me with respect to any matters referred to in the General Release, and supersedes any and all previous oral or written agreements.
IV. No Admission
          I agree and understand that neither the fact nor any aspect of this General Release is intended, should be deemed, or should be construed at any time to be any admission of liability or wrongdoing by either myself or the Company.
V. Severability
          I agree and understand that if any provision, or portion of a provision, of this General Release is, for any reason, held to be unenforceable, that such unenforceability will not affect any other provision, or portion of a provision, of this General Release and this General Release shall be construed as if such unenforceable provision or portion had never been contained herein.
VI. Dispute Resolution
          I hereby agree and understand that any and all disputes regarding any alleged breach of this General Release shall be settled by final and binding arbitration before a single, neutral arbitrator in the County of Santa Clara, California, or in the County where I reside at the time the dispute arises, at my option, in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association, or its successor, and judgment upon the award rendered may be entered in any court with jurisdiction. I understand that this arbitration clause applies to all claims, including claims under federal or state employment or civil rights laws (other than claims for workers’ compensation or unemployment insurance benefits). Unless another limitations period is expressly mandated by statute, to be timely, any dispute must be referred to arbitration within twelve (12) months of the incident or complaint giving rise to the dispute. Disputes not referred to arbitration within such twelve (12) month period shall be deemed waived, and the arbitrator shall deny any untimely claims. I understand that the parties shall be entitled to discovery sufficient to adequately arbitrate their claims, including access to essential documents and witnesses, as determined by the arbitrator. In reaching a decision, the arbitrator shall adhere to relevant law and applicable precedent, and shall have no power to vary therefrom. The arbitrator shall issue a written decision making specific findings of fact and stating conclusions of law. I understand that each party retains the right to file, in a court of competent jurisdiction, an application for provisional injunctive and/or equitable relief in connection with a claim relating to this General Release, and shall not be required to post a bond or other security in seeking such relief unless specifically required by law. Although a court may grant provisional remedies, the arbitrator shall at all times retain the power to grant permanent injunctive relief, or any other final remedy. I understand that the Company will pay the costs of arbitration in excess of the costs I would incur to bring such claim in a civil court.

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VII. Time to Consider and Sign General Release
          I understand that I may have five (5) days after receipt of this General Release within which I may review and consider, discuss with an attorney of my own choosing and at my own expense, and decide whether or not to sign this General Release. I understand that, if I do not sign the General Release within this five-day period, this General Release will not become effective and no payments and benefits under the Plan will be provided to me.
VIII. Effective Date
          I understand that this General Release becomes effective immediately upon signing it.
IX. Miscellaneous Acknowledgements
     A. I hereby acknowledge that I understand that, but for my signing of this General Release, I would not be entitled to nor would I be provided with any of the payments and benefits under the Plan. I understand that no payments and benefits will be provided to me until this General Release becomes effective. I understand further that, even if I did not sign this General Release, I would still be entitled to:
          1. All wages, including any paid vacation, less applicable deductions, earned by me through my termination date; and
          2. The opportunity, if I am eligible, to elect, at my sole expense, to continue to participate in (and, if applicable, my dependents are eligible to elect to continue their participation in) the group health insurance plans provided by the Company pursuant to the terms and conditions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”).
     B. I hereby acknowledge that any agreement that I signed in connection with my employment with the Company regarding employee inventions, authorship, proprietary and confidential information shall remain in full force and effect following the termination of my employment.

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EMPLOYEE’S ACCEPTANCE OF GENERAL RELEASE
BEFORE SIGNING MY NAME TO THIS GENERAL RELEASE, I STATE THAT: I HAVE READ IT; I UNDERSTAND IT AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS; I AM AWARE OF MY RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING IT; AND I HAVE SIGNED IT KNOWINGLY AND VOLUNTARILY.
Date delivered to employee __________________, 200_
Signed this _______day of _______, 200_

Employee’s Signature

Employee’s Name (Printed)

     Copies of the signed release or revocation letter should be mailed or faxed to:
Lesley Ngai
Covad Communications Company
Human Resources Dept.
110 Rio Robles
San Jose, California 95134
Fax: (408) 952-7404

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Exhibit B
GENERAL RELEASE OF ALL CLAIMS
     I, ______________________________ [employee name], hereby make on behalf of myself, my heirs, executors, administrators, successors, and assigns, the following agreements and acknowledgements in consideration of the payments and benefits ________________ [amount of benefit] to be received by me under the Covad Communications Group, Inc. Executive Severance Plan (the “Plan”):
I. Release and Waiver of All Claims
     A. I hereby agree that I fully and forever discharge, waive and release any and all claims and causes of action of any kind that I may have had or now have against Covad Communications Company, and any of its affiliates, predecessors, successors, parents, subsidiaries or assigns and any of their respective officers, directors, agents, employees, and representatives (collectively, the “Company” or “Covad”) arising out of or relating in any way to my employment with the Company and the termination thereof, including but not limited to: (1) claims of wrongful discharge, breach of contract, breach of the covenant of good faith and fair dealing, violation of public policy, defamation, personal injury, infliction of emotional distress, negligence, fraud, and retaliation; (2) claims under the Age Discrimination in Employment Act of 1967, as amended, Title VII of the 1964 Civil Rights Act, as amended, the Equal Pay Act of 1963, 42 U.S.C. § 1981, the Americans with Disabilities Act, the Civil Rights Act of 1866, the Employee Retirement Income Security Act of 1974, as amended, Workers Adjustment and Retraining Notification Act and any other federal laws and regulations relating to employment; (3) any laws and regulations of California and its local governments relating to employment including but not limited to the California Fair Employment and Housing Act, the California Labor Code including Section 1197.5 thereof, and the California Family Rights Act; and (4) any analogous laws and regulations of any state other than California and the local governments of each such state; and excluding any claims I may have for unemployment and workers’ compensation insurance benefits.
     B. I hereby agree that I fully and forever waive any and all rights and benefits conferred upon me by the provisions of Section 1542 of the Civil Code of the State of California, which states as follows: “[a] general release does not extend to claims which the creditor [i.e., employee] does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor [i.e., the Company],” and by any analogous law of any state other than California.
     C. I understand that various lawsuits have been brought against the Company alleging fraud and/or other legal violations relating to transactions in the Company’s securities, and that some of those cases have been brought as purported class actions on behalf of various classes of persons who acquired such securities. I have made my own determination as to whether I wish to consult with the law firms purporting to represent such classes, and as to whether I am eligible to and wish to pursue claims against the Company in connection with such cases. I understand that by signing this Agreement I will be precluded from pursuing such claims, and will be waiving any rights I might otherwise have had as a result of such lawsuits.

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          I agree and understand that if, hereafter, I discover facts different from or in addition to those which I now know or believe to be true, that the waivers of this General Release of All Claims (“General Release”) shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery thereof.
II. Confidential Information & Company Employees
     I hereby agree and understand that:
     A. I am required to return to the Company immediately upon my termination of employment all Company Information, including but not limited to notebooks, notes, manuals, memoranda, records, diagrams, blueprints, bulletins, formulas, reports, computer programs, or other data or memorializations of any kind, as well as any Company property or equipment, that I have in my possession or under my control. I further agree and understand that I am not entitled or authorized to keep any portions, summaries or copies of Company Information, and that I am under a continuing obligation to keep all Company Information confidential and not to disclose it to any third party in the future. I understand that the term “Company Information” includes, but is not limited to, the following:
•	Trade secret, information, matter or thing of a confidential, private or secret nature, connected with the actual or anticipated products, research, development or business of the Company or its customers, including information received from third parties under confidential conditions; and

•	Other technical, scientific, marketing, business, product development or financial information, the use or disclosure of which might reasonably be determined to be contrary to the interests of the Company.
     B. I am prohibited for a period of one (1) year after the termination of my employment, from soliciting for employment, whether as an employee, independent contractor, or agent, any Company employee; and for that same time period I am prohibited from encouraging or otherwise enticing any Company employee to terminate his or her employment with the Company.
     C. The promises and agreements of this Section II. are a material inducement to the Company to provide me with the payments and benefits under the Plan and that, for the breach thereof, the Company will be entitled to pursue its legal and equitable remedies against me, including, without limitation, the right to immediately cease payments made pursuant to the Plan and/or seek injunctive relief; provided, however, this General Release will remain in full force and effect.

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III. Entire Agreement
          I agree and understand that this General Release contains the entire agreement between the Company and me with respect to any matters referred to in the General Release, and supersedes any and all previous oral or written agreements.
IV. No Admission
          I agree and understand that neither the fact nor any aspect of this General Release is intended, should be deemed, or should be construed at any time to be any admission of liability or wrongdoing by either myself or the Company.
V. Severability
          I agree and understand that if any provision, or portion of a provision, of this General Release is, for any reason, held to be unenforceable, that such unenforceability will not affect any other provision, or portion of a provision, of this General Release and this General Release shall be construed as if such unenforceable provision or portion had never been contained herein.
VI. Dispute Resolution
          I hereby agree and understand that any and all disputes regarding any alleged breach of this General Release shall be settled by final and binding arbitration before a single, neutral arbitrator in the County of Santa Clara, California, or in the County where I reside at the time the dispute arises, at my option, in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association, or its successor, and judgment upon the award rendered may be entered in any court with jurisdiction. I understand that this arbitration clause applies to all claims, including claims under federal or state employment or civil rights laws (other than claims for workers’ compensation or unemployment insurance benefits). Unless another limitations period is expressly mandated by statute, to be timely, any dispute must be referred to arbitration within twelve (12) months of the incident or complaint giving rise to the dispute. Disputes not referred to arbitration within such twelve (12) month period shall be deemed waived, and the arbitrator shall deny any untimely claims. I understand that the parties shall be entitled to discovery sufficient to adequately arbitrate their claims, including access to essential documents and witnesses, as determined by the arbitrator. In reaching a decision, the arbitrator shall adhere to relevant law and applicable precedent, and shall have no power to vary therefrom. The arbitrator shall issue a written decision making specific findings of fact and stating conclusions of law. I understand that each party retains the right to file, in a court of competent jurisdiction, an application for provisional injunctive and/or equitable relief in connection with a claim relating to this General Release, and shall not be required to post a bond or other security in seeking such relief unless specifically required by law. Although a court may grant provisional remedies, the arbitrator shall at all times retain the power to grant permanent injunctive relief, or any other final remedy. I understand that the Company will pay the costs of arbitration in excess of the costs I would incur to bring such claim in a civil court.

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VII. Waiver
          By signing this Agreement, I acknowledge that:
a.	I have carefully read, and understand, this Agreement;

b.	I have been given forty-five (45) days to consider my rights and obligations under this Agreement and to consult with an attorney; provided, however, that I am entitled to only twenty-one (21) days for this purpose if the offer of benefits under the Plan is made to only one employee.

c.	I have been provided a notice by the Company, as required by the Older Workers Benefit Protection Act of 1990, that informed me about the decisional units covered by the reduction in force program, the eligibility factors for the reduction in force program, the factors used in selecting employees for participation in the program, any time limits applicable to the program, the job titles and ages of the employees in my decisional unit selected for participation in the program and the job titles and ages of the employees in the same decisional unit not selected for participation in the program; provided, however, that I am not entitled to this notice if the offer of benefits under the Plan is made to only one employee.

d.	The Company advised me to consult with an attorney and/or any other advisors of my choice before signing this Agreement;

e.	I understand that this Agreement is legally binding and by signing it I give up certain rights;

f.	I have voluntarily chosen to enter into this Agreement and have not been forced or pressured in any way to sign it;

g.	I knowingly and voluntarily release Company, including its affiliates, predecessors, successors, parents, subsidiaries or assigns and any of their respective officers, directors, agents, employees, and representatives from any and all claims I may have, known or unknown, in exchange for the payments I have obtained by signing this Agreement, and that these payments are in addition to any payments I would have otherwise received if I did not sign this Agreement;

h.	The General Release in this Agreement includes a waiver and release of all claims I may have under the Age Discrimination in Employment Act of 1967 (29 U.S.C. § 621 et seq.); and

i.	This Agreement does not waive any rights or claims that may arise after this Agreement is signed and becomes effective, which is eight (8) days after I sign it.

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VIII. Opportunity to Revoke and Effective Date
          I understand that this General Release will not become effective until expiration of the seventh (7th) day after I sign it; provided that I do not revoke it during those seven (7) days, and that for a period of seven (7) days after I sign this General Release, I may revoke it. I agree and understand that if I decide to revoke this General Release after I sign it, I can do so only by delivering a written notification of my revocation to the Company by no later than the seventh (7th) day after I sign this General Release, as follows:
Lesley Ngai
Covad Communications Company
Human Resources Dept.
110 Rio Robles
San Jose, California 95134
Fax: (408) 952-7404
IX. Miscellaneous Acknowledgements
     A. I hereby acknowledge that I understand that, but for my signing of this General Release and failure to revoke it during seven (7) days thereafter, I would not be entitled to nor would I be provided with any of the payments and benefits under the Plan. I understand that no payments and benefits will be provided to me until this General Release becomes effective. I understand further that, even if I did not sign this General Release or if I sign and then revoke it within seven (7) days thereafter, I would still be entitled to:
          1. All wages, including any paid vacation, less applicable deductions, earned by me through my termination date; and
          2. The opportunity, if I am eligible, to elect, at my sole expense, to continue to participate in (and, if applicable, my dependents are eligible to elect to continue their participation in) the group health insurance plans provided by the Company pursuant to the terms and conditions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”).
     B. I hereby acknowledge that any agreement that I signed in connection with my employment with the Company regarding employee inventions, authorship, proprietary and confidential information shall remain in full force and effect following the termination of my employment.

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EMPLOYEE’S ACCEPTANCE OF GENERAL RELEASE
BEFORE SIGNING MY NAME TO THIS GENERAL RELEASE, I STATE THAT: I HAVE READ IT; I UNDERSTAND IT AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS; I AM AWARE OF MY RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING IT; AND I HAVE SIGNED IT KNOWINGLY AND VOLUNTARILY.
Date delivered to employee _________, 200_
Signed this ______day of __________, 200_

Employee’s Signature

Employee’s Name (Printed)

     Copies of the signed release or revocation letter should be mailed or faxed to:
Lesley Ngai
Covad Communications Company
Human Resources Dept.
110 Rio Robles, San Jose, California 95134
Fax: (408) 952-7404

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